EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of September 5, 2007, by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) on behalf of the lenders party to the Credit Agreement referred to below (the “Lenders”).
Statement of Purpose
     The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of February 3, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
     The Borrower has delivered to the Administrative Agent an Incremental Revolving Credit Commitment Notification requesting an increase in the Revolving Credit Commitment pursuant to Section 2.7 of the Credit Agreement in the principal amount of $100,000,000, and certain of the Lenders have collectively agreed to provide such increase. This Agreement is being executed pursuant to the terms of Section 2.7(d) of the Credit Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions. All capitalized, undefined terms used in this Agreement shall have the meanings assigned thereto in the Credit Agreement.
     SECTION 2. Increase in the Revolving Credit Commitment.
     (a) Pursuant to Section 2.7 of the Credit Agreement, the aggregate principal amount of the Revolving Credit Commitment has been increased from $150,000,000 to $250,000,000 (the “Commitment Increase”). The Incremental Revolving Credit Commitment Effective Date for the Commitment Increase shall be September 5, 2007.
     (b) Effective on the Incremental Revolving Credit Commitment Effective Date, the Revolving Credit Commitments and Revolving Credit Commitment Percentages of each Lender under the Credit Agreement shall be adjusted as set forth on the Register.
     (c) The outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of L/C Obligations will be reallocated by the Administrative Agent on the Incremental Revolving Credit Commitment Effective Date among the Lenders in accordance with their revised Revolving Credit Commitment Percentages and the Lenders will make all payments and adjustments necessary to effect such reallocation.
     SECTION 3. Effectiveness. This Agreement shall be deemed to be effective on the date hereof upon the satisfaction of each of the following conditions:

     (a) The Administrative Agent shall have received this Agreement, executed and delivered by the Borrower and the Administrative Agent,
     (b) The Administrative Agent shall have received, in form and substance reasonably satisfactory thereto, an executed Officer’s Compliance Certificate dated as of the date hereof demonstrating pro forma compliance with each of the covenants contained in Article IX of the Credit Agreement after giving effect to the Commitment Increase and any Extensions of Credit made or to be made on the date hereof, and
     (c) The Administrative Agent shall have received additional commitments from existing Lenders and/or new Lenders in an aggregate amount equal to the Commitment Increase.
     SECTION 4. Effect of Agreement. Except as expressly provided herein, the Credit Agreement (as amended hereby) and the other Loan Documents shall remain in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any term or condition of the Credit Agreement other than as expressly contemplated hereby or any other Loan Document or (b) to be a waiver of, or consent to, a modification or amendment to any term or provision of any Loan Document specifically consented to, waived, amended or modified by this Agreement on any other occasion. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to such Credit Agreement shall be deemed to be references to such Credit Agreement as modified hereby.
     SECTION 5. Representations and Warranties/No Default.
     (a) By its execution hereof, the Borrower hereby certifies that (i) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (after giving effect to this Agreement and the transactions contemplated hereby) is true and correct as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof after giving effect to this Agreement or the transactions contemplated hereby.
     (b) By its execution hereof, the Borrower hereby represents and warrants that it has the right, power and authority and has taken all necessary corporate and company action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms.
     SECTION 6. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts of law principles thereof.
     SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together constitute one and the same agreement.
     SECTION 8. Electronic Transmission. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission method pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER: CORRECTIONS CORPORATION OF AMERICA
By:	/s/ Todd J. Mullenger
	Name:	Todd J. Mullenger
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, on behalf of itself and the other Lenders
By:	/s/ Robert Sevin
Name: Robert Sevin
Title: Director